Exhibit 99.1

Investor Relations Contact: Shanye Hudson, (510) 661-1600 shanye.hudson@seagate.com Media Contact: Carrie Schafer, (303) 941-9470 Carrie.schafer@seagate.com

Seagate Announces Closing of Exchanges with Holders of $185.908 Million Principal Amount of Exchangeable Notes

SINGAPORE — May 28, 2026 — Seagate Technology Holdings plc (NASDAQ: STX) (“Seagate” or “Company”) and Seagate HDD Cayman, a subsidiary of Seagate (“Seagate HDD”) today announced that on May 27, 2026, the Company closed the previously announced privately negotiated exchanges (the “exchanges”) of $185.908 million principal amount of Seagate HDD’s 3.50% Exchangeable Senior Notes due 2028 (the “notes”) for aggregate consideration consisting of $185.908 million in cash and approximately 2.02 million ordinary shares of Seagate stock. The number of ordinary shares of Seagate stock issued pursuant to the exchanges was determined over the one trading day period beginning on, and including, May 21, 2026. The exchanged notes have been retired. Approximately $185.8 million in aggregate principal amount of notes remain outstanding with terms unchanged.

The exchanges were conducted as private placements, and the shares of common stock issued in the exchanges were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Seagate

Seagate (NASDAQ: STX) is a pioneer in mass-capacity data storage, accelerating ability to harness the full value of data. Our portfolio of advanced storage solutions helps hyperscale cloud providers, enterprises, and consumers protect, create and manage the data that powers their transformation and growth. For more than 45 years, Seagate has driven breakthrough innovations that bring sustainable, high-performance storage to the world at-scale.

© 2026 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on information available to the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, performance or events to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

Seagate General Information